Exhibit 99.1

SATEL GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Satel Group, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Satel Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Satel Group, Inc. (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, TX
June 28, 2019

SATEL GROUP, INC.
BALANCE SHEETS

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash	$10,681	$3,316
Accounts receivable	73,751	80,059
Total current assets	84,432	83,375

Security deposit	5,162	5,162

TOTAL ASSETS	$89,594	$88,537

LIABILITIES
Current Liabilities:
Accounts payable	$67,227	$29,907
Accrued wages	5,065	4,166
Accrued expenses	41,566	29,859
Total Current Liabilities	113,858	63,932

Long term notes payable	299,169	301,669
Long term notes payable, interest	51,513	36,329

Total liabilities	464,540	401,930

Commitments and contingencies	—	—

SHAREHOLDERS’ DEFICIT
Capital stock	14,000	14,000
Additional paid in capital	13,414	9,872
Accumulated earnings (deficit)	(402,360)	(337,265)
Total shareholders’ deficit	(374,946)	(313,393)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$89,594	$88,537

The accompanying notes are an integral part of these financial statements

SATEL GROUP, INC.
STATEMENTS OF OPERATIONS

	Years ended
	December 31,
	2017	2016
Revenues	$775,361	$922,231

Operating expenses:
G&A expenses	478,393	492,480
Professional fees	31,495	29,200
Salaries and wages	285,032	382,384
Total operating expenses	794,920	904,064

Loss from operations	(19,559)	18,167

Other expense:
Interest expense	(45,536)	(39,648)
Total other expense	(45,536)	(39,648)

Net loss before income taxes	(65,095)	(21,481)
Income tax expense	—	—
Net loss	$(65,095)	$(21,481)

The accompanying notes are an integral part of these financial statements

SATEL GROUP, INC.
STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

		Additional	Accumulated	Total
	Capital	Paid-In	Earnings	Shareholders’
	Stock	Capital	(Deficit)	Equity (Deficit)
Balances as of December 31, 2015	$14,000	$—	$(315,784)	$(301,784)

Capital contributions	—	9,872	—	9,872
Net loss	—	—	(21,481)	(21,481)
Balances as of December 31, 2016	$14,000	$9,872	$(337,265)	$(313,393)

Capital contributions	—	3,542	—	3,542
Net loss	—	—	(65,095)	(65,095)
Balances as of December 31, 2017	$14,000	$13,414	$(402,360)	$(374,946)

The accompanying notes are an integral part of these financial statements

SATEL GROUP, INC.
STATEMENTS OF CASH FLOWS

	Years ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(65,095)	$(21,481)
Changes in operating assets and liabilities:
Accounts receivable	6,308	1,523
Other assets	—	(200)
Accrued interest	15,184	17,107
Accounts payable	37,320	(21,966)
Accrued expenses	12,606	7,857
Net cash (used in) provided by operating activities	6,323	(17,160)

Cash flows from investing activities

Cash flows from financing activities:
Contributed capital	3,542	9,872
Payments on promissory notes	(2,500)	(32,000)
Net cash (used in) provided for financing activities	1,042	(22,128)

Net increase (decrease) in cash	7,365	(39,288)

Cash, beginning of period	3,316	42,604
Cash, end of period	$10,681	$3,316

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

The accompanying notes are an integral part of these financial statements

SATEL GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2017 and 2016

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

Satel Group, Inc. (the “Company” or “Satel”) was incorporated in the State of Nevada on August 15, 2016. The Company was originally formed as Satel, LLC on February 26, 2003 as a California limited liability company. Satel, LLC converted to a California Corporation, Satel, Inc., by Articles of Incorporation with a Statement of Conversion signed by Richard Hylen as managing member of Satel LLC, dated December 20, 2013 and filed with the California Secretary of State on December 23, 2013. On September 25, 2016, Satel Group, Inc. purchased all of the assets of Satel, Inc., and therefore this Company was organized and continues to operate with the same management while engaged in providing their existing High Speed Internet and DirecTV™ services to upscale, high-rise commercial buildings including large office complexes, apartments and condominiums in the City of San Francisco and throughout the Bay Area.

Satel’s business model includes long term contractual relationships with building owners and management companies and our licensing agreement with DirecTV™ and with other Service Operators to provide DirecTV entertainment services and dedicated high-speed Internet at competitive pricing compared to the local, legacy Cable TV and Telephone Companies. In addition to competitive pricing, the Company provides meaningful benefits to building owners/managers including all of the necessary equipment and labor to install a building’s internal wiring systems and Internet network. This equipment and labor is provided at no additional cost by Satel. Additional benefits include no up-front or reoccurring costs for the building owner to have the network and its equipment maintained. The company at times, may utilize the already existing network within a building, including coaxial cable, Ethernet, or telephone infrastructure to deploy Satel’s services as a part of the contract, when no additional wiring or addition cost of re-wiring is required.

The Company has been providing satellite delivered television entertainment services since 2003 and is recognized as the largest DirecTV system operator to high-rise apartments, condominiums and commercial office buildings in the City of San Francisco. San Francisco is recognized to be among the credible candidates to become the economic capital of the 21st century. It is the main urban center of a region, home to many of the leading corporations of the digital age and has become an unparalleled hub of innovation, invention and entrepreneurship.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue Recognition and Related Allowances

The Company’s revenues are derived primarily from DirecTV and internet services. On January 1, 2018, we adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition (Topic 605).

Under Topic 605, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at December 31, 2017 and December 31, 2016 is $0.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Fair Value of Financial Instruments

In accordance with current accounting standards, certain assets and liabilities must be measured at fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 requires that certain assets and liabilities must be measured at fair value, and the standard details the disclosures that are required for items measured at fair value. The Company had no assets and liabilities required to be measured on a recurring basis at December 31, 2017 and 2016.

Cash, prepaid expenses, accounts payable, accrued compensation and notes payable reported on the Company’s balance sheets are estimated by management to approximate fair market value due to their short-term nature.

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2017, and the Company has not accrued any potential penalties or interest from that period forward. The Company will need to file returns for the year ending December 31, 2018, which are still open for examination.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces existing revenue recognition guidance. The updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires that reporting companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the standard on January 1, 2018, using a modified retrospective approach, with the cumulative effect of initially applying the standard recognized in retained earnings at the date of adoption.

In February 2016, the FASB issued ASU 2016-02 (ASC Topic 842), Leases. The ASU amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of the lease payments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the new lease guidance effective January 1, 2019.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2017, the Company has a shareholders’ deficit of $374,946 since its inception and working capital deficit of $29,426, which raises substantial doubt about the Company’s ability to continue as going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations. There is no assurance the Company will be successful in achieving these goals.

The Company does not have sufficient cash to fund its desired research and development objectives for its augmented reality and virtual reality product development for the next 12 months. The Company has arranged financing and intends to utilize the cash received to fund the research and development project. This financing may be insufficient to fund expenditures or other cash requirements required to complete the product design for the virtual reality markets. There can be no assurance the Company will be successful in completing any new product development. The Company plans to seek additional financing if needed in private or public equity offering(s) to secure future funding for operations. There can be no assurance the Company will be successful in raising additional funding. If the Company is not able to secure additional funding, the implementation of the Company’s business plan will be impaired. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

These financial statements do not give effect to adjustments to the amounts and classification to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

NOTE 4 – ACCURED EXPENSES

As of December 31, 2017 and 2016, accrued expenses were comprised of the following:

	December 31,
	2017	2016
Accrued expenses:
Credit cards	$16,994	$7,225
Customer deposits	18,497	18,610
Employee liabilities	907	13
Sales tax payable	5,168	4,011
Total accrued expenses	$41,566	$29,859

Accrued wages	$5,065	$4,166

NOTE 5 – LONG TERM PROMISSORY NOTE

On December 1, 2014, Satel Group, Inc. entered into a Promissory Note with Xillient, LLC in the amount of $434,669 pursuant to the Asset Purchase Agreements dated June 3, 2013 and November 24, 2014, to acquire certain Direct-TV assets. The note bears interest of 5% per annum and is due on December 31, 2019. During the years ended December 31, 2017 and 2016, Satel has recorded payments of $2,500 and $32,000, respectively, and accrued interest of $15,184 and $16,929, respectively. As of December 31, 2017, the principal balance owed is $299,169 and interest is $51,513.

NOTE 6 – INCOME TAX

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The deferred tax asset and the valuation allowance consist of the following at December 31, 2017:

2017
Net operating loss	$86,576
Statutory rate	21%
Expected tax recovery	18,181
Change in valuation allowance	(18,181)
Income tax provision	$—

Components of deferred tax asset:
Non-capital tax loss carry-forwards	$18,181
Less: valuation allowance	(18,181)
Net deferred tax asset	$—

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2017, and the Company has not accrued any potential penalties or interest from that period forward. The Company will need to file returns for the year ending December 31, 2018, which are still open for examination.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases

On January 24, 2017, Satel Group, Inc. entered into a standard office lease for approximately 1,006 square feet of office space at 330 Townsend Street, Suite 135, San Francisco, CA 94107. The lease had a term of 2 years, from December 1, 2016 through November 30, 2018, with a monthly rent of $5,449 for the first year and $5,613 for the second year. Rental expenses incurred for this operating lease during the year ended December 31, 2017 was $73,724.

NOTE 8 – SUBSEQUENT EVENTS

Merger

On November 13, 2018, Simlatus and Satel entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby Satel merged with and into Simlatus, with Satel remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with Satel as the accounting acquirer.

On January 2, 2019, the Company received funding from a convertible note from Emunah Funding in the amount of $29,150. The note bears interest at 8% per annum and matures on December 28, 2019.

On January 9, 2019, the Company entered into an Asset Purchase Agreement with Proscere Bioscience Inc., a Florida Corporation, and pursuant with as Asset Purchase Agreement where the Company and Proscere Bioscience mutually agreed to sell certain assets and to provide the “Know-How”. The assets pursuant to the Exclusive Distribution & License Agreement dated 01/09/19 are valued at $3,000,000. As consideration for the assets and the “Know-How”, the Buyer shall issue, or cause to be issued, $3,000,000 worth of Preferred Series A Stock (PAR $.001) three (3) days from the date of this agreement. The number of shares to be issued is 1,675,978 of the Preferred Series A stock at a price of $1.79 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation for SIML. Proscere Bioscience has designated the stock to be issued in the name of Optempus Investments, LLC. Proscere Bioscience Inc. will become a wholly owned subsidiary of Simlatus Corporation. Proscere Bioscience is in the business of manufacturing and distribution of agricultural products, inclusive of cold-water CBD/HEMP extraction technology and aeroponic grow containers for use in commercial and private cannabis growing industries, as well as government regulated food-safety growing facilities, and commercial food distribution industries.

On January 9, 2019, the Board of Directors appointed Baron Tennelle as a Director of Simlatus and President of Proscere Bioscience, Inc., a wholly owned subsidiary of Simlatus, effective January 9, 2019. Mr. Tennelle’s Director Agreement and Employment Agreement is an exhibit to this document. He will receive an annual salary of $45,000 paid out quarterly in either cash or stock at the current fair market value of the stock at time of conversion.

Baron Tennelle is 39 years old and attended Mesa College in San Diego, California where he studied mathematics. He attended Blackstone Career Institute in San Diego to study law under a Legal Assistant program regarding real property, torts, personal injury, contracts and partnerships. His 12 years in business has afforded him the experience in working in management positions for service oriented companies, along with sales and marketing. His recent 4 years have landed him experience as a Data Analyst for Restaurant Revolution Technologies, and a paralegal for Miller Legal LLP. Mr. Tennelle will oversee the business direction and maintain core business objectives and compliance for Proscere Bioscience.

On January 31, 2019, the Company issued a convertible note to Emunah Funding, LLC for $33,000. The note bears interest of 8% per annum and matures on January 31, 2020.

On February 14, 2019, and in conjunction with the Closing of the Asset Purchase Agreement dated November 13, 2018, the Board of Directors of the Company adopted a new fiscal year of December 31 in order to coincide with the existing fiscal year of Satel Group, Inc. to streamline the financial reporting of the post-combination Companies. The Company’s Annual Report on Form 10-K for the new fiscal year for the period ending December 31, 2018 will be due on March 31, 2019.

On February 19, 2019, the Board of Directors appointed Dusty Vereker as a Director of the company, and Vice President of Proscere Bioscience. Her employment contract allows an annual salary of $45,000 to be paid quarterly in either cash or stock. Her Director Agreement allows for fees associated with meetings and conferences. Ms. Vereker has accepted the Director position and employee position respectively. Dusty Vereker is 42 years old and has been a marketing professional for more than a decade. She is a seasoned manager with experience in directing sales for medium to large size corporations, where she earned her credit to increasing revenue. She brings 8 years’ experience in sales and 4 years’ experience in human resources. She is a graduate of Grossmont College, and served as an Administrative Instructor to the US Naval Sea Cadet Corps. Dusty will assist our team in growing sales for Proscere Bioscience and implement an Oversight-Committee for the corporation.

On February 22, 2019, the Company issued a convertible note to Armada Investment Fund, LLC for $47,250. The note bears interest of 8% per annum and matures on November 22, 2019.

On February 22, 2019, the Company issued a convertible note to BHP Capital NY Inc. for $47,250. The note bears interest of 8% per annum and matures on November 22, 2019.

On February 22, 2019, the Company issued a convertible note to Emunah Funding LLC for $47,250. The note bears interest of 8% per annum and matures on November 22, 2019.

On February 22, 2019, the Company issued a convertible note to Fourth Man, LLC for $47,250. The note bears interest of 8% per annum and matures on November 22, 2019.

On March 14, 2019, the company entered into a Settlement Agreement with Auctus Fund, LLC. Both Parties agreed to settle the outstanding debt pursuant under the terms of a Securities Purchase Agreement, in its entirety. The Agreement was entered into on March 14, 2019, by and among Simlatus Corp. and Auctus Fund, LLC with respect to the Securities Purchase Agreement entered into two convertible notes between the Debtor and the Creditor on or about December 16, 2016 and August 9, 2017, pursuant to which the Debtor issued a Convertible Note each in the original principal amount of $46,750, respectively to the Creditor on that same date. The following conditions were agreed upon both parties to satisfy the Note in full: (i) Debtor shall pay $50,000 via wire transfer to the Creditor on March 15, 2019, ii) Debtor shall pay $50,000 via wire transfer to the Creditor within 60 calendar days after the date of this Agreement, and (iii) Debtor shall pay $75,000 via wire transfer to the Creditor within 120 calendar days after the date of this Agreement. The company currently owes a final payment on or before July 14, 2019 of $75,000.

On March 14, 2019, Company issued a convertible note to Power Up Lending Group Ltd for $73,000. The note bears interest of 10% per annum and matures on March 14, 2020.

On March 19, 2019, the Company entered into a Debt Settlement Agreement with Xillient, LLC to settle all outstanding debt owed to Xillient, LLC. The Company has agreed to settle this debt for $200,000, to be issued in Series A Preferred stock.

Pursuant the Forbearance Agreement dated as of March 19, 2019 between Emunah Funding LLC and Simlatus Corporation; whereas the Company issued to Holder a convertible note dated May 15, 2018 in the original principal amount of $37,778 pursuant to a Securities Purchase Agreement dated May 15, 2018; the Company entered into a transaction for the Holder to forbear from converting the Note; and the Holder agreed to forebear from taking certain action as set forth in this Agreement. The Company and the Holder agreed to pay $25,000 to the Holder no later than March 19, 2019, the Holder agrees to waive the prohibition set forth in Section 4.18 of SPA for the one transaction disclosed to the Holder and to forebear from converting the Note until April 19, 2019; and in the event the Company pays to the Holder an additional $25,000 on or before April 19, 2019, the Note shall be deemed satisfied in full and of no further force and effect. The Company satisfied the conditions above, and the Holder has accepted full payment without prejudice. This note has been fully satisfied.

On March 26, 2019, Company issued a convertible note to BHP Capital NY Inc. for $28,600. The note bears interest of 8% per annum and matures on March 26, 2020.

On March 26, 2019, Company issued a convertible note to Emunah Funding, LLC for $28,600. The note bears interest of 8% per annum and matures on March 26, 2020.

On March 29, 2019, the Company and its subsidiary, Proscere Bioscience Inc., entered into an Exclusive Distribution Agreement with Brand House Ventures Inc. allowing the rights to sell the CBD Cold Water Extraction Systems within all of the United States.

Mike Mulder is the President of Brand House Ventures Inc., and the company was formed in 2010 as a sole proprietorship, and in 2014 was formed as a California S-Corporation. Today Brand House is a Holding Company for the distribution of a variety of products and technologies.

On March 29, 2019, the Company and its subsidiary, Proscere Bioscience Inc., entered into a Distribution Agreement with United Opportunities, LLC allowing the rights to sell the CBD/HEMP Cold Water Extraction Systems within Canada and Europe.

Shawn Illingworth is the Managing Partner of United Opportunities, LLC, and the company was formed in 2017 in overseeing the purchases of multiple cannabis farms in the Humboldt, Adelanto, Needles, Nipton, Cal City, and Searchlight areas of California and Nevada. The company currently cultivates medical grade crops on a grand scale and supply product to all the major manufacturers and extraction companies in the industry. Future plans are to expand the company and distribute internationally through attaining cultivation centers in Canada, Europe and Australia. United Opportunities is currently opening an office and showroom in Las Vegas, NV which will round out its current operating platforms in New York, Florida, and San Diego, California.

On April 3, 2019, the Company entered into a Settlement Agreement with EMA Financial, LLC. This Settlement Agreement was entered into on or about April 3, 2019, by and among Simlatus Corp. and EMA Financial, LLC with respect to the Securities Purchase Agreement entered into between the Company and the Investor on or about November 9, 2016 pursuant to which the Company issued a 10% Convertible Note in the original principal amount of $35,000 (the “Note”) to the Investor on that same date. Subject to and upon the terms and conditions set forth in this Agreement the Investor agreed to surrender the Note to the Company and release the Company from any of its obligations there-under in exchange for Company’s strict compliance with the following terms: (a) a cash payment by the Company to the Investor of $50,000 to be paid to the Investor on or before April 4, 2019; and (b) Company’s cash payment to Investor of $75,000 to be paid to the Investor on or before, but in no event later than end of day July 23, 2019. The company currently owes a final payment of $75,000 on or before July 23, 2019.

On April 9, 2019, Company entered into a convertible note with Jefferson Street Capital LLC for $55,000. The note bears interest of 8% per annum and matures on January 9, 2020.

On April 10, 2019, the Board of Directors repurchased and returned to treasury 25,140 Preferred Series A Shares in the name of Optempus Investments, LLC. The company authorized and paid the payment of $45,000 to Optempus Investments, LLC for the repurchase of 25,140 Preferred Series A at $1.79 per share. This transaction is pursuant with the Asset Purchase Agreement of Proscere Bioscience and the IP of the Cold-Water CBD/HEMP Extraction Systems. The Series A Stock is convertible to common stock at market price the day of conversion.

On April 23, 2019, Company entered into a convertible note with Fourth Man LLC for $26,400. The note bears interest of 10% per annum and matures on April 23, 2020.

On April 23. 2019 the company entered into an Assignment Agreement among Simlatus, Emunah Funding LLC, (the “Assignor”), and BHP Capital NY Inc., a New York corporation (“Assignee”). Whereas, on October 31, 2018, the Company entered into a Securities Purchase Agreement with the Assignor, which provided for the issuance by the Company of a Convertible Promissory Note in the principal amount of $27,778 plus accrued interest for a purchase price of $25,000. The Assignor agreed to assign, sell, transfer and convey to the Assignee the Note and the Assignee purchased the Assignor’s rights in and to the Note with outstanding principal and accrued interest in the amount of $33,333 (the “Assigned Amount”), in exchange for a one-time payment by the Assignee to the Assignor in the amount of $33,333.

On April 23. 2019 the company entered into an Assignment Agreement among Simlatus, Emunah Funding LLC (the “Assignor”), and Jefferson Street Capital LLC (“Assignee”). Whereas, on December 31, 2018, the Company entered into a Securities Purchase Agreement with the Assignor, which provided for the issuance by the Company of a Convertible Promissory Note in the principal amount of $29,150 plus accrued interest for a purchase price of $26,500. The Assignor agreed to assign, sell, transfer and convey to the Assignee the Note and the Assignee purchased the Assignor’s rights in and to the Note with outstanding principal and accrued interest in the amount of $34,980 (the “Assigned Amount”), in exchange for a one-time payment by the Assignee to the Assignor in the amount of $34,980.

On May 13, 2019 the company entered into a convertible note with Power Up Lending Group for $103,000. The note bears interest at 10% interest per annum and matures on May 13, 2020.

On May 25, 2019, Satel signed two new properties totaling approximately 300 units, with new construction of 10,000 new MDU units in the next three years. With this continued growth, Satel anticipates increasing its MDU revenue initially $6,000 per month for the units up to $200,000 per month over the next 3 years.

Satel was awarded national distributorship from Sendtek for its internet over coaxial cable products. Sendtek’s 1 and 2 gigabit equipment allows Satel to bring high-speed internet services to its existing MDU market, with over 19,000 units passed, without additional capital required to new cables. Lower initial capital costs will allow Satel competitive pricing. The revenue increase through the integration of the Sendtek technology has the potential of $40/month for each of the 19,000 existing customers, or approximately $760,000 per month.

On May 28, 2019, pursuant with the distribution agreement with United Opportunities, LLC, whereas on March 29, 2019, the Company received a commercial purchase order from United Opportunities, LLC on May 28, 2019 to manufacture 4 Cold-Water CBD/HEMP Extraction Systems for one of their customers in the amount of $2,880,000. After manufacturing and delivery, the net profit is approximately $1.1M. The term of the Agreement with United Opportunities, LLC is for five years with guaranteed minimal purchase orders of $35,000,000 per year and/or $175,000,000 over a five year period.

On May 30, 2019 the company entered into a convertible note with Armada Investment Fund, LLC for $27,500. The note bears interest at 8% interest per annum and matures on February 29, 2020.

On May 30, 2019 the company entered into a convertible note with BHP Capital NY, Inc. for $27,500. The note bears interest at 8% interest per annum and matures on February 29, 2020.

On May 30, 2019 the company entered into a convertible note with Jefferson Street Capital, LLC for $27,500. The note bears interest at 8% interest per annum and matures on February 29, 2020.

On May 30, 2019 the company entered into a convertible note with Armada Investment Fund, LLC for $27,500. The note bears interest at 8% interest per annum and matures on February 29, 2020.

On May 30, 2019 the company entered into a convertible note with BHP Capital NY, Inc. for $27,500. The note bears interest at 8% interest per annum and matures on February 29, 2020.

On May 31, 2019 the company entered into a convertible note with Coventry Enterprises, LLC for $50,000. The note bears interest at 10% interest per annum and matures on May 31, 2020.

On June 3, 2019, the Board of Directors repurchased and returned to treasury 18,159 Preferred Series A Shares in the name of Optempus Investments, LLC. The company authorized and paid $32,500 to Optempus Investments, LLC for the repurchase of 18,159 Preferred Series A at $1.79 per share. This transaction is pursuant with the Asset Purchase Agreement of Proscere Bioscience and the IP of the Cold-Water CBD/HEMP Extraction Systems. The Series A Stock is convertible to common stock at market price the day of conversion.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Emunah Funding, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement was entered into on June 13, 2019, by and among Simlatus Corp. and Fourth Man Fund, LLC with respect to the Warrant Purchase Agreements dated July 3, 2018, July 17, 2018, October 3, 2018, and August 22, 2018, and represents 89,540,000 shares of common stock that were exchanged for 10,167 shares of Preferred Series C stock. Preferred Series C stock has a value of $10.00 per share.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Fourth Man Fund, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement was entered into on June 13, 2019, by and among Simlatus Corp. and Emunah Funding, LLC with respect to the Warrant Purchase Agreements dated October 20, 2017, November 6, 2017, November 30, 2017, January 11, 2018, May 15, 2018, October 31, 2018 and represents 129,952,129 shares of common stock that were exchanged for 35,583 shares of Preferred Series C stock. Preferred Series C stock has a value of $10.00 per share.

On June 20, 2019 the company entered into a convertible note with Power Up Lending Group for $53,000. The note bears interest at 10% interest per annum and matures on June 20, 2020.

On June 21, 2019 the company entered into a convertible note with Jefferson Street Capital, LLC for $27,500. The note bears interest at 8% interest per annum and matures on March 31, 2020.

The Company has evaluated subsequent events pursuant to ASC Topic 855 and has determined that there are no additional subsequent events to disclose.